As filed with the Securities and Exchange Commission on October 26, 2000

                      Registration Statement No. _________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MATURUS.COM, INC.
                 (Name of Small Business Issuer in its Charter)

            Nevada                        737                   88-0445929
 ------------------------------   --------------------       ----------------
 (State or jurisdiction           (Primary Standard          (I.R.S. Employer
 of incorporation organization)   Industrial Classification  Identification No.)
                                  Code Number)

      211 E. Georgia Street, Vancouver, B.C. V6A1Z6, Canada (604) 688-2271
      --------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                          Copies of communications to:

                                David Lubin, Esq.
                             Herrick, Feinstein LLP
                                 Two Park Avenue
                               New York, NY 10016
                                 (212) 592-6151

Approximate date of commencement of proposed sale to the public: Not applicable.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE

                                                                                   Proposed
       Title                                                                       maximum aggregate
  of each Class of                            Price per       Proposed maximum     amount of
securities registered    Amount registered    security (1)    offering price (1)   registration fee
---------------------    -----------------    ------------    ------------------   ----------------
Units (2)                600,000 units        $.50            $300,000             $79.20
Common Stock (3)         600,000 shares       $1.00           $600,000             $158.40
Common Stock (3)         600,000 shares       $2.00           $1,200,000           $316.80
Common Stock (3)         600,000 shares       $3.00           $1,800,000           $475.20
Class A warrants (4)     600,000 warrants     $-0-            -0-                  -0-
Class B warrants (4)     600,000 warrants      -0-            -0-                  -0-
Class C warrants (4)     600,000 warrants      -0-            -0-                  -0-

Total                                                         $3,900,000           $1,029.60
                                                              ==========           =========

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) based on a bona fide estimate of the maximum offering price.

(2) Consists of one share of common stock at $.001 par value, and one Class A redeemable purchase warrant, one Class B redeemable purchase warrant and one Class C redeemable purchase warrant, each warrant exercisable to purchase one share of common stock.

(3) Issuable upon exercise of the Class A, Class B or Class C redeemable purchase warrants, respectively.

(4) The maximum number of Class A, Class B or Class C redeemable purchase warrants (a maximum of 600,000 warrants of each class) contained in the units.

The Registrant has not assigned a value to the warrants.

                               MATURUS.COM, INC.
                                 600,000 UNITS
(EACH UNIT CONSISTS OF 1 SHARE OF COMMON STOCK, 1 CLASS A REDEEMABLE PURCHASE WARRANT, 1 CLASS B REDEEMABLE PURCHASE WARRANT AND 1 CLASS C REDEEMABLE PURCHASE WARRANT)

--------------------------------------------------------------------------------

*    We are offering a minimum of 300,000 units and a maximum of 600,000 units.

* Each unit entitles you to one share of common stock, and the right to purchase one share of common stock at $1.00 per share for each Class A warrant exercised, one share of common stock at $2.00 per share for each Class B warrant exercised and one share of common stock at $3.00 per share for each Class C warrant exercised.

* You may exercise the Class A, B and C redeemable purchase warrant for a 6 month, 12 month and 18 month period, respectively, commencing on the closing date of the offering.

* If the bid price of the common stock exceeds 20% of the exercise price of the warrant, we have the right to redeem the warrants, in whole or in part, at $0.01 per warrant.

*    No public market exists for the units, the common stock or the warrants.

SEE "RISK FACTORS" BEGINNING ON P. 3 FOR A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE INVESTING.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR THE BRITISH COLUMBIA SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE INTHIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT SELL THE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------
                           Per unit     Total of minimum     Total of maximum
                                        offering             offering
Public offering price      $.50         $150,000             $300,000
--------------------------------------------------------------------------------

* We will terminate the offering period on __________ unless we, in our sole and absolute discretion, extend it for an additional 90 days to __________. We may terminate the offering earlier if the 600,000 units are sold before the end of the offering period or for any other reason.

* We are offering these units directly to you without the assistance of an underwriter. We will receive all the proceeds from the offering, less offering expenses.

* We will deposit all funds received from investors in a non-interest bearing escrow account. The escrow agent will release the funds to us only if we collect at least $150,000 during the offering period.

* If we do not sell at least 300,000 units before expiration of the offering period, we will fully refund all funds received from investors without interest.

                  The date of this Prospectus is _____________

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY........................................................... 3

RISK FACTORS................................................................. 5

USE OF PROCEEDS..............................................................16

DETERMINATION OF OFFERING PRICE..............................................16

CAPITALIZATION...............................................................17

DILUTION.....................................................................18

PLAN OF DISTRIBUTION.........................................................19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND
CONTROL PERSONS..............................................................20

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT...............................................................21

DESCRIPTION OF SECURITIES....................................................22

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES...............................25

DESCRIPTION OF OUR BUSINESS..................................................25

DESCRIPTION OF PROPERTY......................................................29

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS..........................................29

LEGAL PROCEEDINGS............................................................31

EXECUTIVE COMPENSATION.......................................................31

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS...............................32

FINANCIAL STATEMENTS.........................................................33

EXPERTS......................................................................33

INTERESTS OF NAMED EXPERTS AND COUNSEL.......................................33

LEGAL MATTERS................................................................34

ADDITIONAL INFORMATION.......................................................34

                               PROSPECTUS SUMMARY

We have prepared this summary to assist you in your review of this document. This summary highlights what we believe are the significant aspects of our business. However, this summary does not include all of the information in this document that may be important to you. This summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information, appearing elsewhere in this prospectus. You should carefully read this entire document, including the specific risks described in the "RISK FACTORS" section beginning on page 3 and the financial statements including the notes. For more information about the Company, see "DESCRIPTION OF OUR
BUSINESS" and "ADDITIONAL INFORMATION".

MATURUS.COM, INC.

We are a development stage corporation, focusing on providing information over the Internet to persons over the age of 50, and providing advertising for businesses seeking to market their goods and services to persons over the age of 50 through the Internet.Our website, Maturus.com, contains articles and information free of charge to Internet users.

We believe that, by providing high quality free information, we will have a product of great value to provide advertisers interested in reaching an Internet audience consisting of persons over the age of 50. We will attempt to locate businesses to act as sponsor advertisers on our website.

We intend to translate our activities into revenues by selling advertising space on our website to advertisers interested in appealing to an over-50 age group.

Maturus.com, Inc. was incorporated under the laws of the State of Nevada on November 29, 1999. Our offices are located at 211 E. Georgia Street, Suite 101, Vancouver, BC, V6A.1Z6, Canada. The telephone number is (604) 688-2271.

THE OFFERING

Units                                        600,000 units (maximum offering)
                                             300,000 Units (minimum offering)

Common Stock to be outstanding after this
Offering                                     6,200,000 shares (maximum offering)
                                             5,900,000 shares (minimum offering)

Use of Proceeds
(maximum or minimum offering)                Working capital and other general
                                             corporate purposes

Each unit contains one share of common stock, one Class A redeemable purchase warrant which entitles the holder to purchase one share of common stock at a price of $1.00 per share, one Class B redeemable purchase warrant which entitles the holder to purchase one share of common stock at a price of $2.00 per share and one Class C redeemable purchase warrant which entitles the holder to purchase one share of common stock at a price of $3.00 per share. Should the Company have the option and exercise its right to redeem the warrants, you may be forced to make an investment decision before you are ready. See "Description of Securities" and "Risk Factors". The foregoing table does not include the number of shares of common stock which are exercisable upon the exercise of the warrants (an aggregate of 900,000 additional shares if the minimum amount of units offered hereby are sold, and 1,800,000 additional shares if the maximum amount is sold).

We are offering the units directly to the public without using an underwriter. The offering is made on a "best efforts all or none" basis with respect to the first 300,000 units and on a "best efforts only" basis with respect to the remaining 300,000 units. Investors must make full payment for their purchases by check made payable to "Securities Transfer Corporation, as escrow agent for Maturus.com, Inc.".

SUMMARY FINANCIAL DATA

You should read the following financial data in conjunction with "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the financial statements and notes to the financial statements found elsewhere in this prospectus. We have derived the summary of operating data from inception to June 30, 2000 and the summary of balance sheet as of June 30, 2001 from our audited financial statements found elsewhere in this prospectus. The pro-forma summary of balance sheet data takes into account the minimum 300,000 units offered in this offering at an offering price of $.50 per unit, and the application of the net proceeds that we will receive, less expenses of the offering. To arrive at the net loss per share of common stock in the summary of operating data, we used the weighted average of the shares outstanding during the period from inception to June 30, 2000. To compute the book value per share of common stock found in the summary of balance sheet data, we used 5,900,000 shares (increased by minimum offering amount of 300,000 shares) as the amount outstanding.

From inception, November 29, 1999 through June 30, 2000, the Company has operated in the development stage.

Summary of Operating Data:
--------------------------

Revenues                            -0-
Net Loss                            $ 76,255
Net Loss per share of common stock  $(0.01)

                                    June 30, 2000    Pro Forma
Summary of Balance Sheet Data:      (audited)        (Unaudited)
------------------------------      ---------        -----------
Working Capital                     $ 75,708         $225,708
Property and Equipment              $  7,817         $  7,817
Total Liabilities                   $  4,278         $ 44,278
Deficit Accumulated During
Development Stage                   $(76,255)        $(76,255)
Shareholders' Equity                $ 83,525         $193,525
Shareholders' Equity Per Share of
common stock                        $0.02            $0.03

                                  RISK FACTORS

In addition to the other information specified in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and our business before exercising any of the warrants. An exercise of the warrants is speculative in nature and involves numerous risks. No exercise of the units should be made by any person who cannot afford to lose the entire amount of such investment.

THIS PROSPECTUS SPECIFIES FORWARD-LOOKING STAEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A REUSLT OF CERTAIN FACTORS, INCLUDING THOSE SPECIFIFED IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. PROSPECTIVE INVESTORS MUST BE PREPARED FOR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE COMPANY. THE ORDER IN WHICH THE FOLLOWING RISK FACTORS ARE PRESENTED IS ARBITRARY, AND PROSPECTIVE INVESTORS SHOULD NOT CONCLUDE, BECAUSE OF THE ORDER OF PRESENTATION OF THE FOLLOWING RISK FACTORS, THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN THE OTHER RISK FACTORS.

Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward looking statements will be achieved. Factors that could cause actual results to differ materially from our expectations include changes in general economic conditions, competition, changes in technology and technical obsolescence. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

WE HAVE LIMITED RESOURCES, HAVE SUSTAINED LOSSES SINCE OUR INCEPTION AND EXPECT TO CONTINUE TO DO SO.

As of June 30, 2000, we had working capital of $75,708 and incurred losses totaling approximately $76,255. We are dependent upon the proceeds of this offering to implement our business plan. Since we are in the developmental stage and have no share of the Internet market, we may incur losses for a long period of time and may never have any revenues or profits.

WE HAVE A SHORT OPERATING HISTORY UPON WHICH YOU CAN JUDGE OUR PROSPECTS.

We are a recently organized Company and have no significant operating history or operating revenues. In order to be successful, we must attract a significant number of users to the information and content delivered through our website and generate significant advertising revenues.

Specifically, as an early stage entity in the rapidly evolving market for Internet services, we will face numerous risks and uncertainties including our ability to:

*        anticipate and adapt to changing Internet technologies;
* attract a substantial number of Internet users to the content and information delivered through our Web site;
*        generate significant, or any, advertising revenues;
*        develop an advertising sales force;
*        implement sales and marketing initiatives;
*        offer compelling content;
*        attract, retain and motivate qualified personnel;
*        respond and adjust to actions taken by competitors;
* build an operations and technical infrastructure to effectively manage growth; and
*        integrate new technologies and services.

We have a major task ahead of us and may not be successful in achieving our goals.

SINCE WE ARE NEW AND SMALL, WE FACE SIGNIFICANT COMPETITION FROM ESTABLISHED INTERNET AND TELEPHONE SERVICE PROVIDERS AND OTHERS.

The Internet industry is, and you can expect it to remain, highly competitive for the following reasons, among others:

*        there are no substantial barriers to entry into this arena;
*        the number of businesses competing for users is significant;
* the spending of Internet advertisers and e-commerce marketers has increased significantly; and
*        industry consolidation is anticipated to continued at a rapid pace.

We expect that this increased competition will result in:

*        less usage of our services;
*        price reductions for advertising inventory; and
*        reduced margins or loss of market share,

If any of these factors occur, they would obviously have a negative effect on our business, results of operations and financial condition.

Our competitors include:
*        Internet retrieval companies, such as Nexis
* search engines and other Internet "portal" companies such as Excite and Yahoo;
* online content Web sites such as Cnet, ZDNet, and the American Association of Retired Persons;
*        online community Web sites such as ThirdAge, iVillage and About.com;
* publishers, distributors of television, radio and print such as CBS, Disney, NBC and Time-Warner; and
* general purpose consumer online services such as America Online and Microsoft Network.

Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to the development and promotion of their services.

These competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, distribution partners, and advertisers and e-commerce partners. Our competitors may develop services that are equal or superior to Maturus.com, Inc. or that achieve greater market acceptance than ours.

In addition, we will compete with television, radio, cable and print (i.e. the traditional advertising media) for a share of advertisers' total advertising budgets. Advertisers may perceive the Internet or our services to be a limited or ineffective advertising medium, and they may be reluctant to devote a significant portion of their advertising budgets to Internet advertising, in general, or to advertise with us, in particular.

WE NEED TO GROW AND MANAGE OUR GROWTH TO BECOME PROFITABLE.

If we do not grow, we will probably not become profitable. However, if we grow, develop and increase the size of our business, the demands on our operational systems will also increase. We will be required to further develop our operational and financial systems and managerial controls and procedures. We will also then need to expand, train and manage a team of staff. We do not currently have the resources for this type of expansion and may not be successful in our expansion efforts. Accordingly, we will limit or even entirely negate our chances to be profitable if we do not grow or if we cannot manage our growth.

WE ARE UNDERSTAFFED AND WE MAY NOT BE ABLE TO ACCOMPLISH OUR GOALS UNLESS WE GET ADDITIONAL HELP.

We are currently understaffed and have only two employees-our sole officers, Wanda Currie and Trevor Newton. If we raise the money from the offering, our plan is to retain the services of independent contractors and/or outside consultants, and also to hire additional employees. We may not be able to attract qualified individuals to join us. Because Mr. Newton will only work part-time for us, Ms. Currie is our only full time employee. However, Mr.Newton has assured us that he will give us enough of his time as he feels is necessary. Obviously, as the only full-time employee, Ms. Currie may have so many responsibilities that we could expect that her and our performance might suffer and effect our chances of success.

THERE ARE CONFLICTS BETWEEN OUR BUSINESS AND MR. NEWTON.

Since Mr. Newton is active in other businesses, he will not be able to devote his full-time to our affairs. He plans to continue these activities, which may cause conflicts of interest with our business in terms of time and business opportunities. These conflicts may not be resolved in our favor. Our business may be hurt if these conflicts are not resolved in our favor.

IF WE LOSE THE SERVICES OF MS. CURRIE AND MR. NEWTON OUR CHANCES OF SUCCESS WILL BE DIMINISHED.

We are heavily dependent on the efforts of our limited staff, especially our President, Treasurer and Secretary, Ms. Currie, and our Vice President Trevor Newton. The loss of the services of any of these individuals would be devastating to our plans and significantly diminish our chances of success. Currently, we do not have any employment agreements with any of our officers and other personnel and we do not have key man insurance coverage on Ms. Currie or anyone else.

IF THE GROWTH OF THE INTERNET SLOWS DOWN, WE WILL NOT BE ABLE TO CARRY OUT OUR BUSINESS PLAN AS WE CURRENTLY PROJECT.

Our future success is substantially dependent on the continued growth in the use of the Internet. The Internet is relatively new and is rapidly changing. Our business would be adversely affected if Internet usage does not continue to grow. This usage may be inhibited for a number of reasons, such as the Internet infrastructure not being able to support the demands placed on it, or its performance and reliability may decline as usage grows. Similarly, an adverse affect may be caused by privacy concerns, or by security and authentication concerns with respect to transmission over the Internet of confidential information, such as credit card numbers, and attempts by unauthorized computer users to penetrate online security systems.

If the Internet industry slows down, we will experience a lower than expected number of Internet users for our services. This slow down would in turn decrease the attractiveness of our direct marketing of products to potential advertisers and result in a reduction in revenues derived from advertising. In addition, an Internet industry slow down would result in a reduction in the number of small businesses requiring Internet services and therefore reduce the revenues we receive through providing Internet services to small businesses.

IN ORDER TO KEEP UP WITH TECHNOLOGICAL ADVANCES, WE MAY HAVE TO INCUR ADDITIONAL COSTS TO MODIFY SERVICES OR INFRASTRUCTURE.

Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions and changing customer demands. To be successful, we must adapt to a rapidly evolving market by continually enhancing our infrastructure, content, information and services to fulfill our users' needs. We could incur additional costs if it becomes necessary to modify services or infrastructure in order to adapt to these or other changes affecting providers of Internet services. Our business, results of operations and financial condition could be materially adversely affected if we incur significant costs to adapt, or if we cannot adapt, to these changes.

BECAUSE THE INTERNET IS RELATIVELY NEW AND IS NOT ESTABLISHED AS AN ADVERTISING MEDIUM, ACTUAL ADVERTISING REVENUES MAY BE LOWER THAN OUR PROJECTIONS INDICATE.

In the future, we expect to generate our revenues from Internet advertising. The Internet advertising market is new and rapidly changing. We are not able to gauge our effectiveness as compared to traditional advertising media. Most of our potential advertising and partners have little or no experience using the Internet for advertising purposes and they have allocated only a limited portion of their advertising budgets to Internet advertising. The adoption of Internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services.

Advertisers who have traditionally relied upon other advertising media may be reluctant to advertise on the Internet. Such customers may find Internet advertising to be less effective than traditional advertising media for promoting their products and services. Widely accepted standards have not been set by the industry to measure the effectiveness of Internet advertising or to measure the demographics of our user base. If such standards do not develop, advertisers may not choose to advertise on the Internet. Furthermore, advertisers may choose not to advertise with us or only be willing to pay less for our advertising if they do not perceive our audience to be valuable. This choice by advertisers could have a material adverse effect on our business, results of operations, and financial condition. In addition, standards for advertising rates on the Internet have not been determined. It is difficult to predict which, if any, pricing models for Internet advertising will emerge. Accordingly, it is difficult for us to project future advertising rates and revenues, if any.

Finally, "filter" software programs that limit or prevent advertising from being delivered to an Internet user's computer are available. Widespread use of such software could adversely effect the commercial viability of Internet advertising.

THE IMPACT OF GOVERNMENTAL REGULATION MAY INCREASE OUR COSTS AND IMPEDE OUR GROWTH.

There are an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to:

* the Internet relating to liability for information retrieved from or transmitted over the Internet;
*        online content regulation;
*        user privacy;
*        taxation; and
*        quality of products and services.

Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

WE MAY BE LIABLE FOR INFORMATION RETRIEVED FROM OUR WEBSITES AND THE INTERNET.

Users may access contents on our websites or the websites of our future partners. Those contents may then be downloaded by users and transmitted to others over the Internet. This users transmittal of contents found on our websites could result in claims against us based upon a variety of theories, including defamation, obscenity, negligence, copyright or trademark infringement or other theories based upon the nature, publication and distribution of this content. These types of claims have been brought, sometimes successfully, against providers of Internet services in the past. We could also be exposed to liability with respect to third party content that may be posted by users in chat rooms or message boards. It is also possible that if any information, including information deemed to constitute professional advice such as legal, medical, financial, or investment advice, provided on Maturus.com contains errors or false or misleading information, third parties could make claims against us for losses incurred in reliance upon such information. In addition, our website contains annotated links to other websites. As a result, we may be subject to claims alleging that, by directly or indirectly providing links to other websites, we are liable for copyright or trademark infringement or wrongful actions of third parties through their respective websites. While we will attempt to reduce our exposure to potential liability, the enforceability and effectiveness of such measures are uncertain. Even to the extent that such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. Potential liability for information disseminated through us could lead us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of our service to users.

IF WE DO NOT DEVELOP AN EFFECTIVE SALES FORCE, WE MAY NOT GENERATE SIGNIFICANT REVENUES OR BECOME PROFITABLE.

We currently have two employees and no sales team. In order to grow, we must develop an internal advertising sales team. Our ability to do so successfully involves a number of factors. They include:

*    the competition in hiring and retaining advertising sales personnel,
*    our ability to integrate and motivate advertising sales personnel and
* the length of time, it takes for new advertising sales personnel to become effective.

Our failure to develop and maintain an effective advertising sales team would certainly have a negative effect upon our business prospects.

OUR SERVICES ARE SUSCEPTIBLE TO DISRUPTIVE PROBLEMS, FAILURES AND DAMAGES TO OUR SYSTEMS.

The technical performance of our network, software and hardware systems is critical to our business and reputation, and to our ability to attract users, and advertisers. Any network, software or hardware systems failure, including computer viruses, electronic break-ins or other similar disruptions and failure, that causes an interruption in our service or a decrease in our responsiveness could result in reduced usage and reduced revenue. These failures could negatively effect our reputation and operations. We must be able to accommodate a high volume of traffic and may experience slower response times for a variety of reasons. An increase in volume of users accessing Maturus.com could lead to systems failures or slower response times and ultimately reduce advertising revenues. Our users may become dissatisfied by any system failure that interrupts our ability to provide services to them. In addition, our users will depend on third parties such as Internet service providers, online service providers, and other website operators for access to Maturus.com. Each of these providers has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems in the future. Moreover, the Internet infrastructure, in general, may not be able to support continued growth in its use. These are factors, events and occurrences over which we have no control. Yet, they can have a negative impact on our business.

ANY REVENUES RECEIVED IN CANADIAN DOLLARS WOULD DECREASE IN VALUE BECAUSE OF THE UNFAVORABLE CURRENCY EXCHANGE RATE.

Although we are a Nevada corporation, our operations are located in Canada. Accordingly, most of our revenues may be in Canadian dollars. In recent years, the currency exchange rate of the Canadian dollar into the US dollar has steadily dropped. This trend is likely to continue. The continued lowering of the value of the Canadian dollar vis a vis the US dollar, may have a materially adverse effect on our business, results of operations and financial condition.

SINCE NO ONE IS OBLIGATED TO PURCHASE THE UNITS, WE CANNOT BE CERTAIN THAT EVEN THE MINIMUM OFFERING WILL BE SOLD.

No person or entity, including our officers and directors, has committed to purchase any of the units. So there is no assurance that we will be successful in selling the units. The offering period will terminate on ____________ unless we extend it for an additional 90 days to ___________. We can terminate the offering earlier if the 600,000 units are sold before the end of the offering period, as extended, or if we decide to terminate it earlier, which we can do in our sole and absolute discretion. We are making this offer on a "best efforts, all or none" basis for the first 300,000 units and on a "best effort" basis only for the remaining 300,000 units. Your money will be deposited in an escrow account. If we do not sell at least 300,000 units by ____________or by the extended date of _________, your moneys will be refunded without interest. In that case, you may not have use of your money for up to 180 days. If we sell only the minimum offering of 300,000 units, we will receive net proceeds of approximately $110,000. If we receive only that amount, or insignificantly more, it is likely that we will need further financing in the near future. We may not be able to obtain this financing at reasonable terms or even at all.

EVEN IF THE OFFERING IS SUCCESSFUL, WE MAY NOT HAVE THE FINANCIAL RESOURCES NECESSARY TO ACHIEVE OUR BUSINESS STRATEGY.

The offering is expected to net us approximately $260,000 for working capital purposes, if the maximum offering of 600,000 units is achieved,. If we do not complete the maximum offering, it is more likely that not that additional funding will be required within 12 months to execute our business plan. Even if we are successful in obtaining the maximum offering amount, there is no guarantee that said amount will be sufficient for our operations. If additional funds are raised by the issuance of our equity securities, or through the exercise of warrants, then existing shareholders will experience dilution of their ownership interest. If additional funds are raised by the issuance of debt or other security instruments, we may be subjected to certain limitations on our operations and issuance of such securities may have rights senior to those of the then existing holders of common stock. If adequate funds are not available or not available on acceptable terms, we may be unable to fund expansion, develop our business operations or respond to competitive pressures.

SINCE WE ARE ATTEMPTING TO SELL THE UNITS WITHOUT THE AID OF AN UNDERWRITER, OUR CHANCES OF SUCCESS ARE REDUCED. IN ADDITION, NO UNDERWRITER OR ANY OTHER PART HAS CONDUCTED ANY INDEPENDENT DUE DILIGENCE ON THE COMPANY.

We are not experienced in the business of selling securities. We may, therefore, not be able to complete the minimum offering. In addition to providing selling expertise, an underwriter is also required to conduct a "due diligence" evaluation of any company whose securities it underwrites. In this situation, there is no underwriter, and no one is providing due diligence evaluations on your behalf.

MANAGEMENT AND THE PRINCIPAL SHAREHOLDERS HAVE COMPLETE CONTROL OVER OUR COMPANY AND INVESTORS MAY NOT HAVE AN EFFECTIVE VOICE IN THE MANAGEMENT OF OUR COMPANY.

If we complete the minimum offering with sales exclusively to individuals other than the current management team, our current management and principal shareholders will own approximately 94.92% of the outstanding shares of our common stock. Similarly, if we complete the maximum offering with sale exclusively to individuals other than the current management team, they will own approximately 90.32% of the outstanding shares of our common stock. Accordingly, in either case, current management and shareholders will be able to control the management policies and conduct of our business.

SHARES ELIGIBLE FOR SALE AFTER THE EXERCISE OF WARRANTS COULD NEGATIVELY AFFECT OUR STOCK PRICES.

The prevailing market price of our common stock could be adversely affected upon the exercise of the warrants for shares of common stock and subsequent sale of those shares in the public market, or the perception that these sales may occur.

THE EXERCISE OF THE WARRANTS WILL RESULT IN IMMEDIATE DILUTION TO OUR EXISTING SHAREHOLDERS.

The exercise of the warrants which are the subject of this prospectus will result in immediate dilution to our current shareholders. See "Dilution."

YOU WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION.

The offering price per unit in this offering significantly exceeds the net tangible book value per common share. Accordingly, investors purchasing the units in this offering will suffer immediate and substantial dilution of their investment.

SHARES ELIGIBLE FOR SALE AFTER THE EXERCISE OF WARRANTS COULD NEGATIVELY AFFECT OUR STOCK PRICES.

The prevailing market price of our common stock could be adversely affected upon the exercise of the warrants for shares of common stock and subsequent sale of those shares in the public market, or the perception that these sales may occur.

THE EXERCISE OF THE WARRANTS WILL RESULT IN IMMEDIATE DILUTION TO OUR EXISTING SHAREHOLDERS.

The exercise of the warrants which are the subject of this prospectus will result in immediate dilution to our current shareholders. See "Dilution."

SHARES ELIGIBLE FOR SALE AFTER THE OFFERING IS COMPLETED COULD NEGATIVELY AFFECT OUR STOCK PRICES.

The prevailing market price of our common stock, if any, after we complete the offering could be adversely affected by sales of common stock by the holders of our common stock already outstanding, or the perception that these sales may occur.

All of the 5,600,000 shares of our outstanding common stock are "restricted securities", and, after being held for a period of one year, may be sold in compliance with Rule 144 of the Securities Act. Rule 144 provides, in essence, that a person, other than affiliates of the Company, after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed:
* more than one percent of the Company's shares then outstanding within any three month period (i.e. one percent would equal 56,000 shares as of the date of this Prospectus, 59,000 shares immediately after the successful completion of the minimum offering, and 62,000 shares immediately after the successful completion of the maximum offering). (This one percent calculation does not include any exercise of the redeemable purchase warrants offered by us); or

* the average weekly trading volume during the four (4) weeks before any sale under Rule 144.

Further, under Rule 144, the amount of "restricted securities" which a person, who is not an affiliate of our Company, may sell is not limited when his or her shares are held for over two (2) years.

If the sale of our shares under Rule 144 has a depressive effect upon the market price of our securities, we could have difficulty in raising additional capital through the issuance of more securities. Finally, the exercise of the warrants may also have a depressive effect upon the market price of our common stock, should one exist.

YOU MAY NOT BE ABLE TO SELL OUR SECURITIES UNLESS A PUBLIC MARKET DEVELOPS FOR THEM.

Prior to this offering, there has been no public market for any of our securities and we are not certain that an active trading market for the securities offered will develop or be sustained after this offering. We anticipate that, after we complete the offering, the units, common stock and redeemable purchase warrants will be eligible for listing on the NASD Over-the-Counter Electronic Bulletin Board. If for any reason, however, our securities are not eligible for continued listing or a public trading market does not develop, you may have difficulty selling your securities should you desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, trading, if any, in our securities would be conducted in the over-the-counter market in what are commonly referred to as "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

WE DETERMINED OUR OWN UNIT PRICES AND THE EXERCISE PRICES FOR THE WARRANTS.

On our own, we determined the initial public offering price of the units, as well as the exercise price of the warrants using a number of factors. We considered our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in activities similar to ours and the general conditions of the securities market. They are not predictive of the market price for the units, common stock or the redeemable purchase warrants in the trading market after this offering. You should be aware that the market price of the securities may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations--especially the securities of Internet related companies.

OUR SECURITIES ARE REFERRED TO AS "PENNY STOCKS" WHICH ARE NOT PERCEIVED FAVORABLY IN THE MARKET PLACE.

The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must:
* make a special suitability determination for the purchase of such securities;
* have received the purchaser's written consent to the transaction prior to the purchase;
* deliver to the purchaser, prior to the transaction, a disclosure schedule relating to the penny stock market;
* disclose to the purchaser the commission payable to the broker-dealer and the registered representative;
*     provide the purchaser with current quotations for the securities;
* if the broker-dealer is the sole market maker, he must disclose that fact to the purchaser and his presumed control over the market; and
* provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities in the secondary market, if one is formed.

OUR MANAGEMENT HAS BROAD DISCRETION OVER THE USE OF THE PROCEEDS RAISED IN THE OFFERING.

We intend to use all of the net proceeds of the offering (either minimum or maximum) for working capital and general corporate purposes. Accordingly, our management will have broad discretion as to the application of such proceeds. In this regard, a portion of the funds allocated to working capital will be utilized to pay the salaries of our officers and you do not know if, when or how often their salaries will be increased. We do not plan to enter into employment contracts with our officers at this time. Accordingly, their salary increases, if any, cannot be predicted.

YOU CANNOT EXERCISE THE WARRANTS IF WE DO NOT HAVE A CURRENT PROSPECTUS.

The warrants are exercisable only if a current prospectus is then in effect, and only if such shares are qualified for sale under applicable state securities laws of the states in which the redeemable purchase warrant holders reside. As of the date of this prospectus, our units, common stock and warrants have been qualified in the State of New York only. Accordingly, residents of only New York (or non-U.S. residents) can currently exercise warrants.

WE MAY REDEEM THE WARRANTS AND THIS MAY DILUTE OUR EXISTING SHAREHOLDERS.

We may redeem the warrants at a price of $0.01 per warrant upon 30 days' prior written notice to the holders thereof, if the average closing bid price of our common stock for any 7 trading days during a 10 consecutive trading days period is greater than 20% above the respective exercise price.

If we redeem the warrants, warrant holders will have thirty days during which they may exercise their rights to purchase shares of common stock. In the event a current prospectus is not available, the warrants may not be exercised and we will not be precluded from redeeming the warrants. If holders of the warrants elect not to exercise them upon notice of redemption thereof, and the warrants are subsequently redeemed prior to exercise, the holders thereof would lose the benefit of the difference between the market price of the underlying common stock as of such date and the exercise price of such warrants, as well as any possible future price appreciation in the common stock. As a result of an exercise of the warrants, existing shareholders would be diluted and the market price of the common stock may be adversely affected. If a warrant holder fails to exercise his rights under the warrants prior to the date set for redemption, then the warrant holder will be entitled to receive only the redemption price, $0.01 per warrant.

OUR REDEMPTION OF THE WARRANTS MAY FORCE HOLDERS TO MAKE AN INVESTMENT DECISION BEFORE THEY ARE READY.

Commencing on the closing date of this offering, the warrants are subject to redemption. If we decide to redeem the warrants, holders will lose their rights to purchase shares of common stock issuable upon exercise unless the warrants are exercised before they are redeemed. Holders may be forced to make an investment decision regarding their warrants before they are ready to do so if we send a notice of redemption. Although it is not our intention to do so, we can send the notice when our prospectus is not current. Holders would then not be able to exercise the warrants even if they desired to do so. If we send a notice of redemption and you decide to exercise your warrants with the intent of immediately selling the purchased common stock, there is no assurance a market will exist for you to sell your common stock. See "Risk Factors" - You may not be able to sell our securities unless a public market develops for them."

THERE ARE NO FORESEEABLE DIVIDENDS.

We do not anticipate paying dividends on our common stock in the foreseeable future; but, rather, we plan to retain earnings, if any, for the operation and expansion of our business. Any payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors that the Board considers relevant.

FEDERAL INCOME TAX CONSEQUENCES.

We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase or sale of units by the selling stockholders. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the units.

CURRENT MARKET CONDITIONS SUGGEST THE PRICE OF OUR COMMON STOCK IS LIKELY TO BE VOLATILE.

The market for securities of business-to-consumer Internet companies has been especially volatile, particularly those technology companies reliant on Internet advertising as their primary source of revenues. Thus, the market price of our common stock is likely to be subject to fluctuations. IF we do not achieve our operating objectives, the market price of our stock could decline. In addition, if the market for business-to-consumer Internet stocks, technology stocks, or the stock market in general experiences a loss in investor confidence the market price of our common stock could fall for reasons unrelated to our business, financial condition, or results of operations. The market price of our stock may also decline in reaction to events that affect other companies in our industry, such as are increasing number of business failures, even if these events do not directly affect us.

                                 USE OF PROCEEDS

After deduction of the estimated expenses of the issuance and distribution of the securities we will receive net proceeds of $110,000 if we are successful in completing the minimum offering, and $260,000 if we are successful in completing the maximum offering. If we are successful in completing either the minimum or maximum offering, we intend to use the net proceeds thereof for working capital and other general corporate purposes, including advertising. We may also use a portion of the proceeds for strategic alliances and acquisitions. We have not yet determined the amount of net proceeds to be used specifically for each of these purposes. Therefore, our management will have significant flexibility in applying the net proceeds of either the minimum or maximum offering.

We anticipate applying the proceeds of this offering as soon as they are available (i.e. completion of the minimum offering) and continuing over the following 12 months. We believe that the proceeds of the maximum offering will be sufficient to satisfy our requirements over this period without the necessity of obtaining additional funds. However, we believe that if only the minimum offering is completed, additional funds may be required which may not be available to us, or, if available, not on reasonable terms. In addition, if we experience a change in circumstances or business conditions we may need additional financing even if the maximum offering is completed. Finally, any proceeds which we receive from the exercise of the warrants will be applied to working capital in the discretion of the Board of Directors.

                         DETERMINATION OF OFFERING PRICE

On our own, we have arbitrarily determined the exercise prices of the warrants (and the public offering price of the units) based upon various considerations including our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in activities similar to ours, the general conditions of the securities market and the perceived reception of the offering price and exercise prices by potential investors. The public offering price and the exercise prices do not bear any relationship to assets, book value or any other traditionally recognized indications of value. There is no public market for any of our securities and we are not certain that an active trading market for our securities will develop or be sustained. The factors we used in pricing the units, common stock and warrants are not predictive of the market price for the units, common stock or the warrants should one develop. You should be aware that the market price of our common stock may decline below the exercise prices of the warrants.

                                 CAPITALIZATION

We are currently authorized to issue 25,000,000 shares of common stock. As of today, we have issued, 5,600,000 shares of common stock, for a total capital contribution of $161,500. The following table shows the number of issued and outstanding shares of common stock as of the date of this prospectus and which will be outstanding in the event of the successful completion of both the minimum and maximum offerings:

Current Shares Outstanding                                    5,600,000

Shares to be outstanding
in the event of the successful
completion of the minimum
offering-                                                     5,900,000

Shares to be outstanding
in the event of the successful
completion of the maximum
offering                                                      6,200,000

This table does not reflect the effect that the possible exercise of the warrants will have. Each share of our common stock has equal, noncumulative voting rights and participates equally in dividends, if any. The common stock has no sinking fund provisions applicable to it. The shares are fully paid for and nonassessable when issued. Except for the warrants offered herein, there are no outstanding options, warrants, or rights to purchase any of the securities of the Company and we do not plan to issue any such securities.

The following table sets forth our capitalization at June 30, 2000, on an actual (audited) basis and on a pro forma basis (unaudited) after giving effect to the minimum offering herein (assuming no exercise of the warrants). This table should be read in conjunction with our financial statements and notes, as well as "Summary Financial Data", appearing elsewhere in this Prospectus:

                                                   June 30, 2000
                                                      Actual       Pro Forma
                                                     (audited)    (unaudited)
--------------------------------------------------------------------------------
Debt:
                  Short-term debt                    $  4,278      $ 44,278
                  Long-term debt                     $0            $0
                  Stockholders' Equity:
                  common stock                       $  5,600      $  5,900
                  Additional Paid-in Capital         $155,900      $265,600
                  Deficit Accumulated During
                  Development Stage                  $(76,255)     $(76,255)
                  Total Stockholders' Equity         $ 83,525      $193,535
                  Total Capitalization               $ 87,803      $237,803

                                    DILUTION

Our net tangible book value as of June 30, 2000 (based upon the 5,600,000 shares outstanding) was approximately $0.015 per share of common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the total number of outstanding shares of common stock at June 30, 2000. If we assume the sale of the minimum number of units offered, 300,000, the pro forma net tangible book value per share as of June 30, 2000 would be approximately $0.033. This would result in an immediate dilution to new shareholders (i.e. the difference between the purchase price of the units, assuming no value assigned to the warrants, and the net tangible book value per share after the minimum offering) of $0.467 per share, or approximately 93% of the purchase price, and an increase in the net tangible book value to the present shareholders, at no additional cost to them, of approximately $0.018 per share.

Alternatively, if we assume the sale of the maximum number of units being offered, 600,000, the pro forma net tangible book value per share as of June 30, 2000 would be approximately $0.055. This would result in an immediate dilution to new shareholders of $0.445 per share, or approximately 90% of the purchase price, and an increase in the net tangible book value to the present shareholders, at no additional cost to them, of approximately $0.040 per share. The following table illustrates this per share dilution under both the minimum and maximum offerings, assuming receipt of the net proceeds of both and no value being assigned to the warrants:

                                            Minimum           Maximum
                                            Offering          Offering

Public offering price per share             $.50              $.50

Net tangible book value per
share as of June 30, 2000                   $0.015            $0.033

Increase per share attributable
to new shareholders                         $0.018            $0.040

Pro forma net tangible book value
per share as of June 30, 2000
after offering                              $0.033            $0.055

Dilution per share to
new shareholders                            $0.467            $0.445

The following tables summarize, as of June 30, 2000, the number of our shares previously purchased, the total consideration and the average price per share paid by existing stockholders and to be paid by purchasers in the minimum and maximum offering, assuming that no value is attributed to the warrants:

                  Minimum Offering           (300,000 Units)
                                                % of Total
                                                   Avg.

                  Total       % of      Capital    Effective   Price
                  Shares      Total     Cash       Cash        Per
                  Purchased   Shares    Contrib.   Contrib.    Share
                  ---------   ------    --------   --------    -----
New Share-
holders(l)          300,000      5.08%  $150,000     48.15%    $0.50

Old Share-
holders           5,600,000     94.92%  $161,000     51.85%    $0.03
                  ---------    -------  --------    -------    -----

Total             5,900,000    100.00%  $311,500    100.00%    $0.05
                  =========    =======  ========    =======    =====

                  Maximum Offering             (600,000 Units)

New Share
holders             600,000      9.68%  $300,000     65.01%     $.50

Old Share
holders           5,600,000     90.32%  $161,000     34.99%    $0.03
                  ---------    -------  --------    -------    -----

Total             6,200,000    100.00%  $461,000    100.00%    $0.67
                  =========    =======  ========    =======    =====

                              PLAN OF DISTRIBUTION

We are offering, directly to the public, up to 600,000 units. The first 300,000 units are offered on a "best efforts all or none" basis. We are offering the remaining 300,000 units on a Abest efforts only@ basis. There can be no assurance that any of the units will be sold. If we sell less than 300,000 of the offered units within the offering period (90 days from the effective date of this prospectus, i.e. _________________, 2000) unless we extend it for an additional 90 days to ______________, 2001, then the offering will be terminated and the subscription payments, if collected, will be promptly refunded in full to subscribers within 7 days of the termination without payment of interest or deducting expenses, subject to the collection of funds. If we sell the minimum number of units within the specified period, the offering will continue until the earlier of:

*        when we sell all 300,000 units or
* the expiration of the offering period and any extension, unless we terminate the offering earlier.

All subscription payments must be sent to us along with a separate sheet indicating the name, address and social security number of the subscriber(s), and the number of shares for which subscription is being made. Payments must be by check made payable to "Securities Transfer Corporation, as escrow agent for Maturus.com, Inc.". We will then send the subscription payments, no later than noon of the next business day following receipt, to an escrow account maintained by Securities Transfer Corporation. Securities Transfer Corporation is only acting as escrow, transfer and warrant agent in connection with this offering and has made no investigation of us or this offering nor makes any recommendation concerning this offering. The escrow agent will hold all subscriptions payments pending the sale of the minimum number of units within the specified period. Subscription payments will only be withdrawn from the escrow account for the purpose of paying us for the units sold, if we sell less than 300,000 of the units, or for the purpose of refunding subscription payments to subscribers. Subscribers will not earn interest on the funds held in escrow and will not have use or right to return of such funds during the escrow period, which may last as long as 180 days. If we sell the minimum number of units within the escrow period, as extended, payments from subscribers will be deposited into the escrow account for collection and all funds will be periodically disbursed to us.

We have not engaged a market maker of securities and do not propose to engage any entity to make a market in our securities following completion of the offering. Although we anticipate being listed on the NASDAQ Over-The-Counter Bulletin Board subsequent to the closing of the offering, we have not retained a market maker who has agreed to engage in such activities. The development of a trading market following the completion of this offering will be particularly dependent on broker dealers initiating quotations in interdealer quotation mediums, in maintaining trading positions and in otherwise engaging in market making activities in our securities. Since we do not currently have any arrangements for either a market maker or broker dealers, there is no assurance that any trading market for our securities will develop following the offering.

                          DIRECTORS, EXECUTIVE OFFICERS,
                          PROMOTERS AND CONTROL PERSONS

Our Directors and Executive Officers

The following sets forth the names and ages of our directors and executive officers.

Name                Age        Position
----                ---        --------
Wanda Currie         49        President, Secretary, Treasurer, Chairman of the
                               Board of Directors, Chief Operating and Executive
                               Officer

Trevor Newton        31        Vice President and Director

Fred Coombes         46        Director

WANDA CURRIE, since our incorporation to the present has been our President, Treasurer, and Secretary. Ms. Currie has been involved in the publishing business for the past 20 years, and owns KW Publishing, publisher of the Independent Times newspaper, a publication with an over-50 readership of over 100,000, and The Prospector Mining News.

TREVOR NEWTON, since our incorporation to the present has been our Vice President and one of our directors. From June, 1993 through August 1994, Mr. Newton was employed as a Statistical Analyst with the British Columbia Gas Co. Thereafter, from August 1994 until December 1995, Mr. Newton taught Economics and Statistics at the University College of Fraser Valley. From February 1996 until October 1996, Mr. Newton was a registered representative with Global Resource Investment, a broker-dealer located in Southern California. From October 1996 until September 1999, Mr. Newton co-founded and ran Stockscape.com, a publicly traded company with a financial website. Mr. Newton is founder of Stratabase.com, a publicly traded company trading on the OTC BB, where he has served as president, CEO, and director since November of 1998.

FRED COOMBES, since our inception to the present, has been one of our Directors. Since 1987 to the present, Mr. Coombes has also acted as the President of Co-ab Marketing, Ltd., an investor and corporate relations firm, and since October 1995 as Vice-President and Director of Yuma Copper Corp., a mineral exploration firm. In addition, Mr. Coombes has been retained as an outside investor relations consultant to the NBG Radio Network. Mr. Coombes is also Vice President of Corporate Development for Stratabase.com.

Our Directors have been elected to serve until the next annual meeting of stockholders and until their successor(s) have been elected and qualified, or until death, resignation or removal.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of (i) each person known to us to beneficially own more than 5% of our outstanding shares of common stock;
(ii) each of our officers and directors; and (iii) all of our officers and directors as a group. Except as otherwise indicated, all shares are owned directly.

As of the date hereof, there are 5,600,000 shares outstanding. If we only sell the minimum number of units in this offering, we will have 5,900,000 shares of common stock outstanding, and if we sell the maximum number of units in this offering, we will have 6,200,000 shares outstanding. The following table does not take into account the exercise of the 1,800,000 warrants which are included in the units.

                                                        % of Ownership
                                                       After an Offering
                                                              of
Name and                            % of Ownership
Address of              No. of      Prior to          300,000     600,000
Beneficial Owner        Shares      Offering          Units       Units
----------------        ------      --------          -----       -----

Wanda Currie            1,800,000   32.14%            30.51%      29.03%
c/o Maturus.com, Inc.
211 E. Georgia Street
Vancouver, BC
V6A 1Z6 Canada

Stratabase.com(1)         900,000   16.07%            15.25%      14.52%
34314 Marshall Road
Abbotsford, BC
V65 115 Canada

Trevor Newton             770,000   13.75%            13.05%      12.42%
34314 Marshall Road
Abbotsford, BC
V65 115 Canada

                                                        % of Ownership
                                                       After an Offering
                                                              of
Name and                            % of Ownership
Address of              No. of      Prior to          300,000     600,000
Beneficial Owner        Shares      Offering          Units       Units
----------------        ------      --------          -----       -----

Mary Martin(2)            670,000   11.96%            11.36%      10.81%
248 West Park Avenue
Long Beach, NY 11561

Fred Coombes              460,000    8.21%             7.80%       7.42%
34134 Marshall Road
Abbotsford, BC
V65 115 Canada

New Horizons LP(2)      1,000,000   17.86%            16.95%      16.13%
248 West Park Avenue
Long Beach, NY  11561

All directors and
executive officers
as a group
(3 persons)             3,030,000   54.11%            51.36%      48.87%

(1) Trevor Newton is the largest shareholder of Stratabase.com, and is also its President and CEO and is a director. Fred Coombes is Vice President of Stratabase.com and is a director. New Horizons LP is a major shareholder and insider of Stratabase.com, as is Mary Martin.

(2) The general partner and a minority limited partner in New Horizons LP, is Ms. Martin's husband, Joe MacDonald. Ms. Martin disclaims beneficial ownership of the shares held by New Horizons LP.

(3) These shares are attributed to Ms. Currie and Messrs. Newton and Coombes.

The persons or entities named in this table, based upon the information they have provided to us, have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The shares beneficially owned and percentage of ownership are based on the total shares outstanding before this offering and the total shares to be outstanding after both the minimum and maximum offerings assuming no exercise of any of the warrants contained in the units.

Even if all the units being offered by this Prospectus are sold, the founders and officers and directors will control the voting policies of the Company.

                            DESCRIPTION OF SECURITIES

THE UNITS

We are offering a minimum of 300,000 units and a maximum of 600,000 units directly to the public under this Prospectus. Each unit consists of one share of common stock, $.001 par value, one Class A redeemable purchase warrant to purchase one share of common stock at $1.00, one Class B redeemable purchase warrant to purchase one share of common stock at $2.00 and one Class C redeemable purchase warrant to purchase one share of common stock at $3.00. The warrants will be immediately detachable and transferable if we successfully complete the minimum offering.

COMMON STOCK

We have 25,000,000 shares of common stock, $.001 par value, authorized, of which 19,400,000 are available for issuance. We have reserved 1,800,000 shares of common stock for issuance upon exercise of the warrants. After payment of the shares being sold under this offering, our shares of common stock are not subject to further assessment or call. If there are differences between the following summary description of our common stock and our amended certificate of incorporation and by-laws, the information contained in our amended certificate of incorporation and by-laws is controlling.

Our shareholders do not have cumulative voting rights in electing board members. So minority shareholders may not have any representation. Holders of common stock:

* have equal rights to dividends from funds legally available for that purpose, when and if declared by our board of directors;
* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and
* do not have preemptive rights, conversion rights, or redemption of sinking funds rights.

We have never declared or paid any dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

THE REDEEMABLE PURCHASE WARRANTS

There are no Class A, Class B and Class C warrants presently outstanding. After issued in this offering, the warrants will be exercisable at:
* a price of $1.00 per share of common stock for Class A for 6 months from the closing date of this offering,
* a price of $2.00 per share of common stock for Class B for 12 months from the closing date of this offering and
* a price of $3.00 per share of common stock for Class C for 18 months from the closing date of this offering.

We may extend each warrant exercise period at any time, and/or reduce the exercise price(s) by up to 50%. If the exercise period is extended, you will be given a written notice 30 days before the beginning of the extension period. One warrant entitles the holder to purchase one share of common stock. The following discussion of the warrants may not be complete. You should read the warrant agreement for a complete discussion. The essential provisions of the warrants are as follows:

* The warrants, which will be issued under the warrant agreement between us and our warrant agent, Securities Transfer Corp., will be in registered form. After successful completion of the minimum offering, the warrants may be sold, assigned or conveyed separately and apart from the common stock included in the units.
* Upon the successful completion of the offering and during the remainder of the term of the warrants, we may, at our option and on 30 days' prior written notice mailed to the warrant holders, call and/or redeem the warrants, in whole or in part, at a price of $0.01 per A, B or C warrant if the average closing bid price or average closing price of the common stock for any seven trading days during a 10 consecutive trading day period is greater than 20% above the respective exercise price.
* The holders of the warrants are protected against dilution of their interests represented by the number of shares of common stock underlying the warrants upon the occurrence of certain events, including stock dividends, splits, mergers, reclassifications, and if we sell shares of common stock below the then book value, other than sale to employee benefit and stock option plans.
* The holders of the warrants have no right to vote on matters submitted to our shareholders and have no right to receive dividends. The holders of the warrants are not entitled to share in our assets in the event of liquidation, dissolution, or the winding up of our affairs.
* We do not have an exemption from registration with the SEC for the issuance of the common stock upon the exercise of the warrants. So, in order for the holder to exercise the warrant, we are required to have a current, effective registration statement on file with the SEC and have satisfied the "Blue Sky" registration requirements of the applicable regulatory authority of the state in which the holder of a warrant resides.

We are required to file post-effective amendments to our registration statement when subsequent events require such amendments in order to continue the registration of the shares of common stock underlying the warrants. Although it is our intention to both maintain a current prospectus and meet the requirements of the regulatory authorities of only the State of New York during the term of the warrants, there can be no assurance that the Company will be in a position to keep its registration statement current and effective or to meet the requirements of any state regulatory authority. It is not our intention to call and/or redeem the outstanding warrants, if our prospectus is not current or if we are not in compliance with the requirements of the State of New York regulatory authorities.

AFTER OUR OFFERING IS SUCCESSFULLY COMPLETED

Before this offering, there has been no public market for our units, shares of common stock and Class A, Class B and Class C warrants. We cannot assure you that a public trading market for any of our securities will ever develop or, if one develops, that it will be maintained.

If we complete our minimum offering, but before the exercise of any of the warrants, we will have outstanding 5,900,000 shares of common stock. Similarly, if our maximum offering is completed, we will have 6,200,000 shares of common stock outstanding. Of the shares outstanding, if our minimum offering is completed, 300,000 shares (and if the maximum offering is completed, 600,000 shares) will be freely tradeable without restriction under the Securities Act, if those shares are not later acquired by our "affiliates" (i.e., a person is an affiliate if he or she directly, or indirectly through one or more intermediaries controls or is controlled by us, or is under common control with
us).

All of the 5,600,000 shares of common stock presently outstanding are "restricted securities" as that term is defined in Rule 144 of the Securities Act. In general, under Rule 144, a person (or persons whose shares must be aggregated) who has satisfied a one- year holding period may, under certain circumstances, publicly sell within any three (3) month period, a number of shares which does not exceed the greater of one percent (1%) of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks before such sale.

Rule 144 also permits, under certain circumstances, the sale of shares of common stock by a person without any quantity limitation. Future sales under Rule 144 or even the perception of such sales, may have a depressive effect on the market price of our common stock, should a public market develop for our shares. None of our current shareholders have already satisfied the one-year holding period. We are unable to predict the effect that sales, or even the threat of sales under Rule 144 or otherwise, may have on the then prevailing market price of our shares of common stock.

OUR TRANSFER AND WARRANT AGENT

We have appointed Securities Transfer Corp., with offices at 2591 Dallas Parkway, Suite 102, Frisco, TX 75034, (469) 633-0101, as transfer agent for our shares of common stock and warrant. The transfer agent will be responsible for all record-keeping and administrative functions in connection with the warrants. A copy of the executed escrow agreement, and the executed warrant agreement with exhibits attached are filed as exhibits to our registration statement on file with the SEC.

                      DISCLOSURE OF COMMISSION POSITION ON
                                INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided in the Nevada Revised Statutes and our By-laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                           DESCRIPTION OF OUR BUSINESS

Incorporated on November 29, 1999, we are a development stage corporation. Our objective is to become one of the Internet's leading providers of information to people over the age of 50. The key element of our revenue strategy is to provide advertising opportunities to corporate advertisers interested in appealing to the over 50 age group on the Internet. In order to attract people over the age of 50 to our Maturus.com website, we will offer free articles and information which we think will be of interest to Internet users over the age of 50. The free information and articles will be supplied by writers working as contractors for us.

The users receiving the free information on our website will be shown online advertisements presented by our advertisers. If the users are interested in the advertisements presented to them, they will be asked to respond to the advertisers via the Internet. Our primary source of revenues will be the advertising fees charged to advertisers for providing these advertising services.

For the period from November 29, 1999 through the present, our activities related primarily to the recruitment of independent contractors and suppliers, and the establishment of our organizational and technical infrastructure. As our business develops, we expect revenues to come from advertising sales.

INDUSTRY OVERVIEW.

The Internet is a rapidly growing global computer network for collecting and exchanging information, communicating, and conducting business. The growth of this computer network is driven by inexpensive web access, inexpensive website production costs, and businesses wishing to capitalize on the potential revenues which may result from effective advertising.

The Internet allows advertisers to target specific audiences, based on their personal information and interests. The effectiveness of Internet advertising efforts can be monitored by the number of times an ad is viewed and counting the number of people who respond to the ad. We believe that Internet advertising will become more effective as more personal information about Internet users is gathered. By providing access to a group of Internet users over the age of 50, we will be providing advertisers with access to a very targeted audience.

According to statistics compiled by the American Internet User Survey for Second Quarter 1999, the fastest growing demographical group of Internet users is the "over 50 years old." The survey also cited the following statistics that support our business plan:

*        22% of all people with Internet access are over the age of 50.
* 76% of Internet users over the age of 50 surf the world wide web on a daily basis.
* 20% of all products purchased in the first six months of 1999 were purchased by Internet users over the age of 50.
* 64% of Internet users over the age of 50 click on banner advertisements.

INTERNET USERS DEMAND QUALITY INFORMATION AND SERVICE.

A vast amount of information is being added to the Internet every day and the quality of this information is often low. We believe that high quality information will have a highly perceived value to our audience which is made up of Internet users over the age of 50. By providing articles and information free of charge, we believe our Internet users will have an incentive to access it, and come back repeatedly as the articles and information are updated.

WE ARE TAKING THE FOLLOWING SPECIFIC ACTIONS NECESSARY TO ACHIEVE OUR BUSINESS GOALS.

Our objective is to become one of the Internet's leading providers of information to the over 50 age group. We believe we can develop a large audience of Internet users over the age of 50 who are regularly accessing our website.

* In the fourth quarter of 2000, we intend to contract additional writers to provide more articles and information for presentation on our website. It is our expectation that by providing more free information and keeping the quality high, we can attract an even larger audience of Internet users over the age of 50. We intend to market and advertise the website heavily during the fourth quarter of 2000 through both online and offline advertising programs. We believe this website will have thousands of registered users during the next year.
* Offline advertising will include radio, magazine, and newspaper advertisements. We intend to advertise in the "Independent Times" newspaper, a publication with an over-50 readership in excess of 100,000 and published by KW Publishing, a Company owned by our President.
* Online advertisements will be provided through Stratabase.com, a publicly traded Company in which our Vice President is the majority shareholder.
* In the fourth quarter of 2000 we intend to increase our sales efforts by hiring salespeople to sell advertising space on our website to corporations interested in appealing to the over 50 age group.

We believe that our audience of Internet users over the age of 50 will be a valuable advertising product to offer advertisers.

WHEN WILL OUR DEVELOPMENT STAGE BE COMPLETED?

We believe that by the end of first quarter 2001, we will have developed an audience of thousands of Internet users over the age of 50 who are regularly coming to our website. We will then have a product of high perceived value to advertisers interested in appealing to this age group. We believe we can sell advertising programs to advertisers who are interested in reaching the Internet users coming to our website.

USERS SEEK WELL ORGANIZED WEBSITES.

We believe that Internet users over the age of 50 seek well organized websites which provide information specific to their needs and interests. We believe that, when structured around information and articles which appeal to the over 50 age group, a significant core of frequent users can result. Our management feels that Internet users over the age of 50 are seeking:

* indexing that enables users to efficiently locate quality and relevant website information relating to the over 50 age group
*         articles and information developed by knowledgeable writers

In addition, we believe that Internet advertisers are seeking highly targeted audiences such as the over 50 age group with interest in purchasing goods and services online.

OUR OBJECTIVE AND STRATEGY

Our objective is to become one of the Internet's leading providers of information to the over 50 age group. In this regard, we plan to provide an engaging experience for people over the age of 50 who use our websites. Additionally, we will attempt to provide effective advertising solutions for our advertisers by increasing the size of our over-50 audience. The key elements of our strategy are:

* Build our audience of Internet users of the age of 50 who are regularly visiting our website.
* Sell advertising space on our website to corporate advertisers interested in reaching the over 50 age group.

We believe that by presenting information resources of interest to the over 50 age group over the Internet, we will attract a very narrowly defined audience of users, which is the most effective way of generating advertising opportunities for advertisers interested in reaching this age group.

DEALING WITH INTERNET REGULATIONS.

Several federal and state statutes prohibit the transmission of certain types of indecent, obscene or offensive content over the Internet to certain persons. In addition, pending legislation seeks to ban Internet gambling and federal and state officials have taken action against businesses that operate Internet gambling activities. An overly broad interpretation and enforcement of these statutes and initiatives, may result in limitations on the type of content and advertisements available on Maturus.com. Present or future legislation regulating online content could dampen the growth in the use of the Internet generally and decrease the acceptance of the Internet as an advertising and e-commerce medium. This could have a material adverse effect on our business, results of operations and financial condition.

We have no intention of running pornography or gambling sites. The relevance of this disclosure is that we run computer servers which Internet users can use to conduct realtime chat or to post messages in order to communicate with each other. On occasion, Internet users have been known to abuse these services and post messages of an adult or obscene nature. These users could leave us in a potentially damaging position because the objectionable content would be physically residing on our computer servers, and if the content were of a regulated nature, we could be deemed responsible. While we intend to do everything that we reasonably can to ensure such an event does not transpire, this is a possibility you should be aware of.

MATURUS.COM, INC. WILL MEET THE COMPETITION.

During the last four years, the amount of advertising dollars spent by Internet companies to attract new clients and users has increased significantly. This increase is due to the rising number of businesses competing for users, and the demand created by Internet advertisers and e-commerce marketers attempting to reach those users. We expect that the competition to attract new clients and users will continue to increase because there are no substantial barriers to entry into the market.

Recent market conditions suggests a perceived emphasis on earnings causing many Internet companies to reduce advertising and other operating expenses, however, we believe Internet advertisers will continue to contract with websites that are effectively able to communication with the advertisers targeted audience.

We intend to meet the competition and provide a more attractive website for advertising by focusing on the following factors:
*       the quality of information (content) displayed at our website,
* the ease of the use of the website we develop as compared to those of our competitors,
*       sales and marketing efforts specific to our target audience.

MS. CURRIE WILL DEVOTE HER FULL TIME TO OUR BUSINESS.

As of the date of the prospectus, we have two employees --Ms. Currie, President, Secretary, Treasurer and Mr. Newton, Vice President and Director. Only Ms. Currie is devoting her full-time efforts to the Company. Neither has an employment agreement with the Company.

Currently, the Company retains the services, on an as needed basis, of independent contractors and/or outside consultants. If at least the minimum offering is successfully completed, we intend to continue to retain independent contractors and/or outside consultants as service providers for the foreseeable future. We will also retain additional full-time employees when considered cost-effective to do so.

Ms. Currie oversees the information and marketing sides of the business, and the tasks themselves are generally carried out by independent contractors and outside consultants as much as possible. However, we understand that in some instances it will be more cost-effective to hire full-time employees should suitable candidates be found. We will hire full-time employees when appropriate. In all instances, Ms. Currie will continue to oversee any and all of our contractors, consultants, and employees. Additionally, she will oversee all aspects of operations.

                             DESCRIPTION OF PROPERTY

We do not currently own any real property. Currently we conduct our operations in 500 square feet of office space provided by Ms. Currie at 211 E. Georgia, Suite 101, Vancouver, BC. Ms. Currie does not charge rent for this space and has no present intention of charging us any rent. However, it is anticipated that after the close of the offering we will look for larger office space.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties.

Certain statements contained in this report, including statements regarding the anticipated development and expansion of our business, the intent, belief or current expectations of the Company, its directors or its officers, primarily with respect to our future operating performance and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act (the "Reform Act"). Future filings with the SEC, future press releases and future oral or written statements made by or with the approval of the Company, which are not statements of historical fact, may contain forward-looking statements under the Reform Act. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements follow.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

OPERATIONS

We are in the development stage and have not generated revenues from our inception to June 30, 2000 having incurred primarily only start-up and organizational expenses. Accordingly, our financial results, from inception to June 30, 2000, are not meaningful as an indication of future operations.

We are presently engaged in the development of a Web site containing free articles and information of interest to Internet users over the age of 50. As we grow our audience of Internet users over the age of 50 who are coming to our website, we will sell advertising space to advertisers interested in reaching the over 50 age group.

* The articles and information we intend to provide will be written by outside contractors and fulltime employees.
* The proceeds of the advertising campaigns we carry out for advertisers will help cover the costs of operations which include the fees of the outside contractors and writers.

For the period from our incorporation on November 29, 1999 through June 30, 2000, our activities related primarily to the recruitment of independent contractors and suppliers, and the establishment of our organizational and technical infrastructure. As our business develops, we anticipate that revenues will be derived from the sale of advertising opportunities on our website.

The expected significant costs related to our operation will be the purchase of:
*       hardware;
*       software;
*       human resource costs; and
*       advertising and marketing costs.

OUR LIQUIDITY AND CAPITAL RESOURCES

From inception through June 30, 2000, we received $161,500 in net proceeds from New Horizons LP and our founders. As of June 30, 2000, we had $73,836 in cash and cash equivalents. To date, we show negative cash flows. We expect losses from operations and negative cash flow to continue for the foreseeable future. If our revenues, and our spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve profitability. Even if we achieve profitability, we may not sustain or increase such profitability on a quarterly or annual basis in the future. We currently anticipate the net proceeds from the maximum offering, together with available funds, will be sufficient to meet our anticipated needs for at least 12 months. We may need to raise additional funds in the future in order to fund more rapid expansion, to develop new or enhanced services, to respond to competitive pressures or to acquire complementary businesses, technologies or services. The need to raise additional funds may arise especially if we only complete the minimum offering or if significantly less than the maximum offering is completed. We cannot be certain that any required additional financing will be available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, such as through the exercise of the redeemable warrants, then existing stockholders may experience dilution of their ownership interest and such securities may have rights senior to those of the then existing holders of common stock. If additional funds are raised by our issuance of debt instruments, we may be subject to certain limitations on our operations. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures.

                                LEGAL PROCEEDINGS

We are not involved in any pending litigation, nor are we aware of any pending or contemplated proceedings against us. We know of no legal proceedings pending or threatened, or judgments entered against any of our directors or officers in his capacity as such.

                             EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation we paid for the period ended December 31, 1999 for services of the executive officers. We have not paid any executive officer in excess of $100,000 (including salaries and benefits) during the period ending December 31, 1999, nor do we expect to pay compensation to any person in excess of $100,000 for the twelve months ending December 31, 2000. A portion of the net proceeds of the offering herein will be used to pay a portion of officers' salaries.

                                         Summary of Annual Compensation
                                         ------------------------------
Name and
Principal Position                          Year              Salary

Wanda Currie, Chairman of
the Board, President, Secretary,
Treasurer and Chief Operating and
Executive Officer                           1999              $0

Trevor Newton
Vice President and Director                 1999              $0

Upon the successful completion of the minimum offering, we will pay salaries to Ms. Currie and Mr. Newton at an annual rate of $24,000 and $12,000, respectively. From January 1, 2000, Ms. Currie has been paid a salary of $2,000 Canadian dollars per month. Mr. Newton has not been paid any compensation in 1999 or 2000, nor has he accrued any compensation until after the close of this offering. We intend to pay salaries from the net proceeds of the offering allocated to working capital and revenues from operations.

Ms. Currie and Mr. Newton, as founders of Maturus.com, Inc. were issued 1,800,000 and 770,000 shares of the common stock, respectively, for nominal consideration (i.e $.0025 per share). We have not, nor do we intend to, in the foreseeable future, enter into any employment agreements with executive officers. We have no other compensation plans for our executive officers. However, we plan to institute an executive stock option plan in the future, the terms of which have not been determined or agreed upon. In addition, in the future, we may consider an executive bonus plan.

We do not currently have any outstanding options or SARs.

WE DO NOT COMPENSATE DIRECTORS.

We do not pay our directors any remuneration for their service. However, they are reimbursed for their out-of-pocket expenses associated with meetings of the Board of Directors. Mr. Fred Coombes, a Maturus.com, Inc. director, was issued 460,000 shares of the common stock, for nominal consideration (i.e., $.0025 per share).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To facilitate a public offering of our securities, we authorized an amendment to our certificate of incorporation to effect certain changes, which were:
*        a change in the par value of the common stock to $.001 par value; and
* an increase in the number of shares of common stock authorized to 25,000,000 shares.

Unless stated otherwise, all stock transactions in this prospectus are stated as if these changes had already occurred.

At the end of November 1999, we issued shares of common stock, at $.001 par value, to our founders as follow:
*        1,800,000 to Wanda Currie;
*        770,000 to Trevor Newton;
*        670,000 to Mary Martin;
*        900,000 to Stratabase.com; and
*        460,000 Fred Coombes.

In each case, the consideration was nominal, i.e. $.0025 per share. Wanda Currie and Trevor Newton are our sole executive officers as well as directors of Maturus.com, Inc. and Mr. Coombes is a member of the Board of Directors. See "Directors, Executive Officers, Promoters and Control Persons". Trevor Newton is the largest shareholder of Stratabase.com, which is a publicly traded company, of which Mary Martin, New Horizons LP, and Fred Coombes are major shareholders. Stratabase.com currently holds 15.25% of our outstanding stock. As of June 30, 2000, Stratabase has provided website design and maintenance services for us in the amounts of approximately $16,770 and $27,680 for the six months ended June 30, 2000 and for the period from inception to December 31, 1999, respectively.

In December, 1999, we sold 1,000,000 shares of our common stock, at a price of $.15 per share, to an affiliated investor for a total of $150,000 in a private transaction. To date, $85,000 of the proceeds have been utilized for hardware, software, programming and computing fees, content acquisition, general operations, salaries, and costs associated with this offering. The balance was retained for operating funds. The investor, New Horizons LP, is affiliated with one of our founders, Ms. Mary Martin in that its general partner and a minority limited partner is Ms. Martin's husband, Joe MacDonald.

We have not adopted any provisions, resolutions or bylaws regarding related party transactions nor do we intend to do so in the future.

In connection with each of these stock issuances, we relied upon the exemption from registration provided under Section 4(2) of the Securities Act.

                              FINANCIAL STATEMENTS

                                                                    Page

Independent Auditor's Report
Dated August 31, 2000                                               F-1

Balance Sheets as of June 30, 2000 and December 31, 1999            F-2

Statements of Operations and Comprehensive Loss for the six
Months ended June 30, 2000, the period from inception
(November 29, 1999) to December 31 1999, and the period from
inception (November 29, 100 to June 30, 2000                        F-3

Statements of Changes in Shareholders' Equity for the period
from inception (November 29, 1999) to June 30, 2000                 F-4

Statements of Cash Flows for the six months ended June 30, 2000, the period from inception (November 29, 1999) to December 31,
1999, and the period from inception (November 29, 1999) to
June 3 2000                                                         F-5

Notes to Financial Statements                                       F-6

                                     EXPERTS

The balance sheets of Maturus.com, Inc. as of June 30, 2000 and December 31, 1999, the statements of operations and comprehensive loss for the six months ended June 30, 2000, period from inception to December 31, 1999 and period from inception to June 30, 2000, statements of changes in shareholders' equity for the period from inception to June 30, 2000, and statements of cash flows for the six months ended June 30, 2000, period from inception to December 31, 1999 and period from inception to June 30, 2000, included herein and elsewhere in this registration statement have been audited by Moss Adams LLP, independent public accountants, for the periods and to the extent set forth in their report appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon such report given upon the authority of Moss Adams LLP as experts in accounting and auditing.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its affiliates. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                  LEGAL MATTERS

The validity of the shares of common stock included in the units and the shares of common stock issuable upon the exercise of the warrants has been passed upon for the Company in connection with the initial offering of the securities.

                             ADDITIONAL INFORMATION

Maturus.com, Inc. does not presently file reports or other information with the SEC. However, following completion of the minimum offering, we will distribute to stockholders at fiscal year end on each December 31st, annual reports containing financial statements that have been audited and reported upon, with an opinion expressed by an independent public accountant and other information as may be required by law. In this regard, upon the completion of the minimum offering herein, we will be subject to the informational requirements of the Securities Exchange Act and will be required to file reports, proxy statements and other information with the SEC.

The reports, proxy statements and other information that we will file will be available for inspection and copying (for a specified fee) at the SEC's public reference room located at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and the public reference facilities in the SEC's Northeast Regional Office, 7 World Trade Center, New York, New York 10048; and its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 2400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the SEC's Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for more information on the operation of its Public reference Rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http://www.sec.gov.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24.  Indemnification for Securities Act Liabilities.

Our By-laws provide for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Company. We are also granted the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any lawsuits arising by reason of the fact that such person is or was an agent of the Company.

Our Certificate of Incorporation limits or eliminates the personal liability of officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation which is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
(3)  a transaction from which the director derived an improper personal profit;
     and
(4)  willful misconduct.

Item 25.  Other Expenses of Issuance and Distribution.

The estimated costs of this offering are denoted below. Please note that all amounts are estimates.

We will pay all the expenses listed above.

Securities and Exchange Commission registration fee             $1,030
Printing and Engraving Expenses                                 $2,000
Transfer Agent Fees                                             $5,000
Accounting fees and Expenses                                    $9,000
Legal fees and Expenses                                        $15,000
Blue Sky Expenses                                               $2,500
Transfer Agent Fees                                             $2,500
Miscellaneous                                                   $3,000
                                                               -------
Total                                                          $40,030
                                                               =======

Item 26.  Recent Sales of Unregistered Securities.

During the past three years, the Registrant sold securities which were not registered under the Securities Act as follows:

                                         Number of Shares
Shareholder        Date of Issuance      Of Common Stock     Consideration Paid
-----------        ----------------      ----------------    ------------------
Wanda Currie       November 29, 1999     1,800,000           $  4,500.00
Trevor Newton      November 29, 1999     770,000             $  1,925.00
Stratabase.com     November 29, 1999     900,000             $  2,250.00
Mary Martin        November 29, 1999     670,000             $  1,675.00
Fred Coombes       November 29, 1999     460,000             $  1,150.00
New Horizons LP    December 10, 1999     1,000,000           $100,000.00

The foregoing transactions were exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof as constituting private transactions not involving a public offering. A restricted legend has been placed on all shares issued in these transactions and the registrant's transfer agent will be given the appropriate estop transfer instructions. The offers and sales should not be integrated with the public offering herein since such sales and those sales to be made to the public (a) are not part of a single plan of financing; (b) have not and will not be made at or about the same time; and (c) have not and will not be made for the same general purpose. Furthermore, said sales should not be integrated in reliance upon the safe harbor interpretation of Rule 152 under which it is the view of the staff of the U.S. Securities and Exchange Commission that the filing of a registration statement following an offering otherwise exempt under Section 4(2) does not vitiate the exemption under that Section.

Item 27.  Exhibits.

Exhibit No.      Description

3.1              Certificate of Incorporation of Registrant.*
3.2 Registrant's Certificate of Amendment of Registrant's Certificate of Incorporation.*
3.3              By-Laws of Registrant.*
4.1              Specimen common stock certificate.*
4.2              Specimen of Class A redeemable common stock purchase Warrant.*
4.3              Specimen of Class B redeemable common stock purchase Warrant.*
4.4              Specimen of Class C redeemable common stock purchase Warrant.*
4.5              Form of Warrant Agreement.*
5.1              Opinion of Herrick, Feinstein LLP.
10.1             Form of Escrow Agreement.*
24.1             Consent of Herrick, Feinstein LLP (included in Exhibit 5.1).
24.2             Consent of Moss Adams LLP.*
27.1             Financial Data Schedule.*

* Filed herewith.

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

     (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

         (1) include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

         (2) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

         (3) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

     (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the city of Vancouver, Canada, on October 12, 2000.


                                             MATURUS.COM, INC.

                                             By /s/ Wanda Currie
                                                -----------------------------
                                                Wanda Currie
                                                Chairman, President, Secretary,
                                                Treasurer and Chief Operating
                                                and Executive Officer

                                             By /s/ Trevor Newton
                                                -----------------------------
                                                Trevor Newton
                                                Vice President

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated

                           Director                    Dated: October 12, 2000
/s/ Fred Coombes
------------------
Fred Coombes


                           Director                    Dated: October 12, 2000
/s/ Trevor Newton
------------------
Trevor Newton

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Trevor Newton, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective date amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Wanda Currie
----------------     Chairman, President, Secretary,    Dated: October 12, 2000
Wanda Currie         Treasurer, Chief Operating and
                     Executive Officer

/s/ Fred Coombes
----------------     Director                           Dated: October 12, 2000
Fred Coombes

INDEPENDENT AUDITOR'S REPORT

The Board of Directors
Maturus.com, Inc.

We have audited the accompanying balance sheets of Maturus.com, Inc. (a development stage company) as of June 30, 2000 and December 31, 1999, and the related statements of operations and comprehensive loss, changes in shareholders' equity, and cash flows for the six months ended June 30, 2000, the period from inception (November 29, 1999) to December 31, 1999, and the period from inception (November 29, 1999) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted the audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Maturus.com, Inc. (a development stage company) as of June 30, 2000 and December 31, 1999, and the changes in its operations and its cash flows for the six months ended June 30, 2000, the period from inception (November 29, 1999) to December 31, 1999, and the period from inception (November 29, 1999) to June 30, 2000, in conformity with generally accepted accounting principles.

/s/ Moss Adams LLP

Portland, Oregon
August 31, 2000

                                                               MATURUS.COM, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                                                   BALANCE SHEET
--------------------------------------------------------------------------------
                                     ASSETS

                                              JUNE 30,            DECEMBER 31,
                                                2000                  1999
                                              --------            ------------
CURRENT ASSETS
  Cash                                        $ 73,836               $157,329
  Shareholder receivable                          -                     4,175
  GST receivable                                 3,650                  2,029
  Prepaid expenses                               2,500                   -
                                              --------               --------
          Total current assets                  79,986                163,533
                                              --------               --------
OFFICE EQUIPMENT, at cost
  Computer hardware                              6,355                   -
  Computer software                              2,462                   -
                                              --------               --------
                                                 8,817                   -

  Accumulated depreciation and amortization     (1,000)                  -
                                              --------               --------
                                                 7,817                   -
                                              --------               --------
          Total assets                        $ 87,803               $163,533
                                              ========               ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                            $  4,278               $ 31,707
                                              --------               --------
          Total current liabilities              4,278                 31,707
                                              --------               --------
COMMITMENTS AND CONTINGENCIES (Note 5)

SHAREHOLDERS' EQUITY
  Common stock, $.001 par value; 25,000,000
    shares authorized, 5,600,000 shares
    issued and outstanding                       5,600                  5,600
  Additional paid-in capital                   155,900                155,900
  Deficit accumulated in the development
    stage                                      (76,255)               (29,674)
  Foreign currency translation adjustments      (1,720)                  -
                                              --------               --------
          Total shareholders' equity            83,525                131,826
                                              --------               --------
          Total liabilities and
            shareholders' equity              $ 87,803               $163,533
                                              ========               ========

See accompanying notes.                                                      F-2
--------------------------------------------------------------------------------

MATURUS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
--------------------------------------------------------------------------------
                                SIX
                               MONTHS        PERIOD FROM         PERIOD FROM
                               ENDED          INCEPTION           INCEPTION
                              JUNE 30,   (NOVEMBER 29, 1999) (NOVEMBER 29, 1999)
                               2000     TO DECEMBER 31, 1999   TO JUNE 30, 2000
                              --------  -------------------- ------------------
REVENUE                       $   -             $   -             $   -

OPERATING EXPENSES
  Website design                16,771            29,678            46,449
  Website editing               14,028              -               14,028
  Web access                       636              -                  636
                              --------          --------          --------
    Total operating expenses    31,435            29,678            61,113
                              --------          --------          --------
    Excess of operating
      expenses over revenues   (31,435)          (29,678)          (61,113)
                              --------          --------          --------

GENERAL AND ADMINISTRATIVE
  EXPENSES
  Salaries and wages            10,342              -               10,342
  Accounting                     1,541              -                1,541
  Legal fees                     1,340                               1,340
  Depreciation and
     amortization                1,000              -                1,000
  Insurance expense                430              -                  430
  Telecommunications               236              -                  236
  Bank fees                        192              -                  192
  Other expenses                   402              -                  402
                              --------          --------          --------
    Total general and
      administrative expenses   15,483              -               15,483
                              --------          --------          --------
OTHER INCOME                       336                 4               340
                              --------          --------          --------
NET LOSS IN THE DEVELOPMENT
  STAGE                        (46,581)          (29,674)          (76,255)

OTHER COMPREHENSIVE LOSS
  Foreign currency translation
    adjustments                 (1,720)             -               (1,720)
                              --------          --------          --------
COMPREHENSIVE LOSS            $(48,301)         $(29,674)         $(77,975)
                              ========          ========          ========
BASIC AND DILUTED LOSS PER
  SHARE OF COMMON STOCK       $  (0.01)         $   -             $  (0.01)
                              ========          ========          ========

F-3                                                      See accompanying notes.
--------------------------------------------------------------------------------

                                                               MATURUS.COM, INC.
                                                   (A DEVELOPMENT STAGE COMPANY)
                                    STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE PERIOD FROM INCEPTION (NOVEMBER 29, 1999) TO JUNE 30, 2000
--------------------------------------------------------------------------------

                                                                       DEFICIT
                                                                     ACCUMULATED     ACCUMULATED
                                   COMMON STOCK        ADDITIONAL      IN THE           OTHER            TOTAL
                               --------------------     PAID-IN      DEVELOPMENT    COMPREHENSIVE     SHAREHOLDERS'
                                 SHARES    AMOUNT       CAPITAL         STAGE           LOSS            EQUITY
                                 ------    ------      ----------    -----------    -------------     -------------
BALANCE,
  November 29, 1999                -       $  -        $   -         $   -          $  -              $   -

Issuance of common
  stock at $.0025 per
  share (November 22, 1999)    4,600,000    4,600         6,900          -             -                11,500

Issuance of common stock
  at $0.15 per share
  (November 30, 1999)          1,000,000    1,000       149,000          -             -               150,000

Net loss and comprehensive
  loss in the development
  stage                            -         -              -         (29,674)         -               (29,674)
                               ---------   ------      --------      --------       -------           --------
BALANCE,
  December 31, 1999            5,600,000    5,600       155,900       (29,674)         -               131,826

Net loss and comprehensive
  loss in the development
  stage                            -         -              -         (46,581)       (1,720)           (48,301)
                               ---------   ------      --------      --------       -------           --------
BALANCE,
  June 30, 2000                5,600,000   $5,600      $155,900      $(76,255)      $(1,720)          $ 83,525
                               =========   ======      ========      ========       =======           ========

F-4                                                      See accompanying notes.
--------------------------------------------------------------------------------

MATURUS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                    SIX
                                   MONTHS        PERIOD FROM         PERIOD FROM
                                   ENDED          INCEPTION           INCEPTION
                                  JUNE 30,   (NOVEMBER 29, 1999) (NOVEMBER 29, 1999)
                                   2000     TO DECEMBER 31, 1999   TO JUNE 30, 2000
                                  --------  -------------------- ------------------
CASH FLOWS FROM OPERATING
  ACTIVITIES
  Net loss in the development
    stage                         $(46,581)     $(29,674)            $(76,255)
  Depreciation and
    amortization                     1,000          -                   1,000
  Adjustments to reconcile net
      loss to net cash from
      operating activities:
    Change in assets and
      liabilities:
      Shareholder receivable         4,175        (4,175)                 -
      GST receivable                (1,621)       (2,029)              (3,650)
      Prepaid expenses              (2,500)         -                  (2,500)
      Accounts payable             (27,429)       31,707                4,278
                                  --------      --------             --------
        Net cash from operating
          activities               (72,956)       (4,171)             (77,127)
                                  --------      --------             --------
CASH FLOWS FROM INVESTING
  ACTIVITIES
  Acquisition of office
    equipment                       (8,817)         -                  (8,817)
                                  --------      --------             --------
        Net cash from investing
          activities                (8,817)         -                  (8,817)
                                  --------      --------             --------
CASH FLOWS FROM FINANCING
  ACTIVITIES
  Sale of common stock                -          161,500              161,500
                                  --------      --------             --------
        Net cash from financing
          activities                  -          161,500              161,500
                                  --------      --------             --------
EFFECT OF EXCHANGE RATE CHANGES
  ON CASH                           (1,720)         -                  (1,720)
                                  --------      --------             --------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS             (83,493)      157,329               73,836

CASH AND CASH EQUIVALENTS,
  beginning of period              157,329          -                    -
                                  --------      --------             --------
CASH AND CASH EQUIVALENTS,
  end of period                   $ 73,836      $157,329             $ 73,836
                                  ========      ========             ========

F-5                                                      See accompanying notes.
--------------------------------------------------------------------------------

MATURUS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

NOTE 1 - NATURE OF OPERATIONS AND ORGANIZATION

       Maturus.com, Inc. (the Company) is a Nevada company focusing on providing information over the Internet to persons over the age of 50, and providing advertising for corporations seeking to market their goods and services to these targeted users through the Internet. The Company's website, Maturus.com, contains articles and information free of charge to Internet users. The Company will attempt to engage corporations to act as sponsor advertisers on the website.

       The Company believes that, by providing high quality free information of interest to mature Internet users, they will have a product of great value to provide advertisers interested in presenting advertisements to an Internet audience over the age of 50. The Company intends to translate their activities into revenues by selling advertising space on the website to advertisers interested in appealing to an over-50 age group. The Company also anticipates being able to market the registered users of the site for direct email campaigns from advertisers. The Company has adopted December 31st as the closing date of its fiscal year and operates from its headquarters in Vancouver, British Columbia, Canada.

       For the period from inception (November 29, 1999) to June 30, 2000, the Company has been in the development stage. Substantially all activity during this period has been devoted to the raising of equity capital and development of a long-term business plan. Should the Company be unable to raise sufficient capital to fund operations or execute its business plans, there would be doubt as to the ability to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

       REVENUE RECOGNITION - Revenues are recognized as website related advertising services or direct e-mail marketing services are realized or realizable and when there are no further performance obligations and no right of refund exists.

       SOFTWARE DEVELOPMENT COSTS - The Company expenses all costs associated with the development, operations, enhancement and maintenance of its website, except for certain costs relating to the development of internal-use software that are capitalized and depreciated over estimated useful lives. No costs have been capitalized to date.

MATURUS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (continued)

       OFFICE EQUIPMENT - Office equipment is recorded at cost and depreciated over its useful life, which ranges from one to five years. Depreciation expense in the amount of $1,000 was recognized for the period from inception to June 30, 2000.

       ADVERTISING - Advertising costs are expensed as incurred.

       INCOME TAXES - The Company follows the asset and liability method of accounting for income taxes whereby deferred tax assets and liabilities are recognized for the future tax consequences of differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

       FOREIGN EXCHANGE ACCOUNTING - The Company's Canadian (CDN) transactions are measured in local currency and then translated into U.S. dollars. All balance sheet accounts have been translated using the current rate of exchange at the balance sheet date. Results of operations have been translated using the average rates prevailing throughout the year. Translation gains or losses resulting from the changes in the exchange rates are accumulated in a separate component of shareholders' equity. All amounts included in the accompanying financial statements and footnotes are denominated in U.S. dollars unless otherwise indicated.

       EARNINGS (LOSS) PER SHARE OF COMMON STOCK - Basic earnings (loss) per share of common stock is computed by dividing net income (loss) available to common shareholders by the weighted-average number of common shares outstanding for the period (5,600,000). Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the Company.

       USE OF ESTIMATES - The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

MATURUS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

NOTE 3 - SHAREHOLDER TRANSACTIONS

       For the period from inception (November 29, 1999) through June 30, 2000, the Company has been involved in raising equity capital. On November 22, 1999, the Company approved the issuance of 4,600,000 shares of common stock at $.0025 per share to its founding group of shareholders. On November 30, 1999, the Company's Board of Directors consented to the sale of 1,000,000 additional shares of common stock at $.15 per share to New Horizons LLP, a New York venture capital firm.

NOTE 4 - INCOME TAXES

       As of June 30, 2000, the Company had available to offset future taxable income, net operating loss carryforwards of approximately $80,000. The carryforwards will expire in 2015 unless utilized in earlier years.

       Deferred income taxes represent the tax effect of differences in timing between financial income and taxable income. The net deferred tax benefits in the accompanying balance sheet include the following components:

       Deferred tax assets (liabilities):
         Net operating loss carryforward                   $ 27,000
         Accumulated depreciation                              (200)
         Accrual to cash adjustment                            (600)
                                                           --------
                                                             26,200
                                                           --------
                                                            (26,200)
       Valuation allowance                                 --------

       Net deferred tax asset                              $   -
                                                           ========

       The valuation allowance is provided since it is uncertain if the Company will be able to utilize existing net operating loss carryfowards in future periods.

MATURUS.COM, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

NOTE 5 - COMMITMENTS AND CONTINGENCIES

       OFFICER'S SALARY - The Company has agreed to pay its president an annual salary of $24,000 (CDN), net of tax, commencing January 2000. Compensation of $7,798 through June 30, 2000 has been recorded as salaries and wages in the accompanying financial statements.

       LEGAL CONTINGENCIES - The Company may become involved in certain claims and legal actions arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, there are no current matters expected to have a material adverse effect on the financial condition of the Company

NOTE 6 - RELATED-PARTY TRANSACTIONS

       RELATED-PARTY PAYABLES -The Company's vice president is also the president and majority shareholder of Stratabase.com. Stratabase.com provided website design and maintenance services for the Company in the amounts of $16,771 and $29,678 for the six months ended June 30, 2000, and for the period from inception to December 31, 1999, respectively. Related-party payables outstanding at June 30, 2000 and December 31, 1999 were $4,278 and $31,707 (including $2,029 of goods and services tax), respectively.

       RELATED-PARTY RECEIVABLES - The vice president has a personal investment in the Company totaling $1,925, representing 12% of the total common stock issued and outstanding at June 30, 2000. Stratabase.com has an investment in the Company totaling $2,250 and representing 14% of the total common stock issued and outstanding at June 30, 2000. A shareholder receivable of $4,175 is presented on the Company's balance sheet for these related-party stock investments at December 31, 1999.